                                                                    Exhibit 99.1

                                                   [WORTHINGTON INDUSTRIES LOGO]

                      [WORTHINGTON INDUSTRIES LETTERHEAD]




FOR IMMEDIATE RELEASE


              WORTHINGTON INDUSTRIES REPORTS THIRD QUARTER RESULTS
                       Net income and EPS more than double

COLUMBUS, OHIO, MARCH 17, 2004 - Worthington Industries, Inc. (NYSE: WOR) today reported results for the three and nine-month periods ended February 29, 2004.

RESULTS

Net sales for the third quarter of fiscal 2004 were $558.1 million, an increase of 4% from last year's $536.6 million. Earnings were $24.5 million, up 117%, and earnings per diluted share were $0.28, up 115%, compared to earnings of $11.3 million, or $0.13 per diluted share, for the same period last year.

Third quarter results include the favorable impact of a $3.9 million pre-tax gain on the sale of certain assets in the Metal Framing business segment. This one-time gain had a $0.03 positive impact on earnings per share for the three and nine-month periods.

For the nine-month period, net sales declined 2% to $1,596.2 million from $1,629.9 million last year. Earnings were $47.3 million and earnings per diluted share were $0.55, compared to $59.6 million and $0.69, respectively, for the same period last year.

CEO COMMENTS

"All three of our business segments were solid performers in the third quarter, and each posted its best sales and operating income of the fiscal year during what is a seasonally weak quarter," said John P. McConnell, Chairman and CEO of Worthington Industries. "In fact, this is the best performance for our Metal Framing segment since the Unimast acquisition, more than eighteen months ago.

"During the last two years we have accomplished two major initiatives - integrating Unimast and completing our fiscal 2002 plant consolidation plan. As a result, we have closed 12 facilities and realized $12 million in annualized savings, with much of the Unimast savings still to come.

"The benefits from these actions, as well as several smaller cost cutting efforts, are more visible now. Combined with a resurgent economy and rising price environment they led to widened


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
Worthington Industries
March 17, 2004
2-2-2

spreads, reduced costs and improved profitability. A portion of the improvement this quarter is cyclical in nature, as lower priced inventory is liquidated in a rising price environment, and reverses itself when prices fall," stated McConnell.

"Applying the `golden rule' in our dealings with our customers and suppliers is at the heart of our operating philosophy and is our focus as we manage through the extraordinary price increases in the industry. This focus, with support from an improved business environment and past cost reduction efforts, has us well positioned to generate solid returns," concluded McConnell.

DETAILED RESULTS

In the Processed Steel Products segment, quarterly net sales rose 1%, or $3.9 million, to $325.8 million from $321.9 million in the comparable quarter of fiscal 2003. The increase in net sales was due to modest volume increases from a year ago. Average selling prices, although increased from recent quarters, were below year ago levels. Operating income improved as the spread between selling prices and material costs widened, while only partially recovering some of the erosion in these spreads over the past two years.

In the Metal Framing segment, net sales increased 9%, or $12.0 million, to a record $147.0 million from $135.0 million in the comparable quarter of fiscal 2003. Despite continued weakness in the commercial construction market, volumes were up 7% and prices rose 2% from the year ago quarter. Operating income improved due to a $3.9 million gain on the sale of certain assets acquired in the Unimast acquisition and widening spreads between selling prices and material costs. Selling price increases, driven by surging raw material costs, have partially restored margins.

In the Pressure Cylinders segment, net sales increased 8%, or $5.7 million, to $81.4 million from $75.7 million in the comparable quarter of fiscal 2003. Unit volumes were up 3% overall as strength in the domestic market was offset by weaker European demand. European revenues rose despite lower volumes as the weakened dollar boosted reported revenues in dollars by $3.8 million. Operating income increased as a result of stronger domestic volumes, a shift in mix to higher margin products and operating improvements in the European facilities.

Worthington's unconsolidated joint ventures contributed positively to third quarter results. Equity in net income of six unconsolidated affiliates totaled $8.3 million, up 20% from $6.9 million in the year ago quarter. The improvement was due to strong results from Worthington Armstrong Venture (WAVE) and TWB Company.

OUTLOOK

The fourth quarter is typically Worthington's strongest due to increased seasonal demand in all three business segments. Improvements in economic and industry conditions may positively impact the major customer segments - automotive and commercial construction. While "Big 3"

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Worthington Industries
March 17, 2004
3-3-3

vehicle production is projected to be flat for the fiscal fourth quarter relative to last year, it is expected to increase 18% from the third quarter. Additionally, the U.S. Census Bureau's index of private construction spending confirms that commercial construction activity is beginning to trend upward from five-year lows reached in December 2002.

OTHER

Dividend declared

On February 19, 2004, the board of directors declared a quarterly cash dividend of $0.16 per share payable March 29, 2004, to shareholders of record March 15, 2004.

Corporate Profile

Worthington Industries is a leading diversified metal processing company with annual net sales of more than $2 billion. The Columbus, Ohio, based company is North America's premier value-added steel processor and a leader in manufactured metal products such as automotive past model service stampings, pressure cylinders, metal framing, metal ceiling grid systems and laser welded blanks. Worthington employs nearly 8,000 people and operates 63 facilities in 10 countries.

Founded in 1955, the company operates under a long-standing corporate philosophy rooted in the golden rule, with earning money for its shareholders as the first corporate goal. This philosophy, an unwavering commitment to the customer, and one of the strongest employee/employer partnerships in American industry serve as the company's foundation.

Conference Call

Worthington will review its third quarter results during its quarterly conference call today, March 17, 2004, at 1:30 p.m. Eastern Standard Time. Details on the conference call can be found on the company's web site at - www.WorthingtonIndustries.com

Safe Harbor Statement

The company wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995 (the "Act"). Statements by the company relating to future sales, operating results and earnings per share; projected capacity and working capital needs; pricing trends for raw materials and finished goods; anticipated capital expenditures; projected timing, results, costs, charges and expenditures related to facility shutdowns and consolidations; new products and markets; and other non-historical matters constitute "forward looking statements" within the meaning of the Act. Because they are based on beliefs, estimates and assumptions, forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected. Any number of factors could affect actual results, including, without limitation, product demand and pricing, changes in product mix and market acceptance of products; fluctuations in pricing,


                                     -more-

Worthington Industries
March 17, 2004
4-4-4

quality or availability of raw materials (particularly steel), supplies, utilities and other items required by our operations; effects of facility closures and the consolidation of operations; our ability to realize price increases, cost savings and operational efficiencies on a timely basis; our ability to integrate newly acquired businesses with current businesses; capacity levels and efficiencies within our facilities and within the industry as a whole; financial difficulties of customers, suppliers, joint venture partners and others with whom we do business; the effect of national, regional and worldwide economic conditions generally and within our major product markets, including a prolonged or substantial economic downturn; the effect of adverse weather on facility and shipping operations; changes in customer spending patterns and supplier choices and risks associated with doing business internationally, including economic, political and social instability and foreign currency exposure; acts of war and terrorist activities; the ability to improve processes and business practices to keep pace with the economic, competitive and technological environment; deviation of actual results from estimates and/or assumptions used by the company in the application of its significant accounting policies; level of imports and import prices in the company's markets; the impact of governmental regulations, both in the United States and abroad; and other risks described from time to time in our filings with the United States Securities and Exchange Commission.



                                       ###

                          WORTHINGTON INDUSTRIES, INC.
                               EARNINGS HIGHLIGHTS
                        (In Thousands, Except Per Share)

                                                       Three Months Ended                  Nine Months Ended
                                                 -----------------------------       -----------------------------
                                                   Feb. 29,          Feb. 28,          Feb. 29,          Feb. 28,
                                                     2004              2003              2004              2003
                                                 -----------       -----------       -----------       -----------
                                                 (Unaudited)       (Unaudited)       (Unaudited)       (Unaudited)

Net sales                                        $   558,067       $   536,584       $ 1,596,180       $ 1,629,945
Cost of goods sold                                   471,534           471,101         1,393,422         1,394,668
                                                 -----------       -----------       -----------       -----------
         Gross margin                                 86,533            65,483           202,758           235,277

Selling, general & administrative expense             49,046            46,253           135,909           139,808
Restructuring credit                                       -                 -                 -            (5,622)
                                                 -----------       -----------       -----------       -----------

         Operating income                             37,487            19,230            66,849           101,091

Other income (expense):
     Miscellaneous expense                            (1,258)           (1,979)           (1,761)           (5,636)
     Nonrecurring loss                                     -                 -                 -            (5,400)
     Interest expense                                 (5,581)           (6,317)          (16,737)          (18,760)
     Equity in net income of unconsolidated
       affiliates                                      8,288             6,910            24,615            22,512
                                                 -----------       -----------       -----------       -----------
         Earnings before income taxes                 38,936            17,844            72,966            93,807
Income tax expense                                    14,407             6,513            25,637            34,239
                                                 -----------       -----------       -----------       -----------

         Net earnings                            $    24,529       $    11,331       $    47,329       $    59,568
                                                 ===========       ===========       ===========       ===========


Average common shares outstanding - diluted           87,191            86,531            86,736            86,621
                                                 -----------       -----------       -----------       -----------

         Earnings per share - diluted            $      0.28       $      0.13       $      0.55       $      0.69
                                                 ===========       ===========       ===========       ===========


Common shares outstanding at end of period            86,518            85,896            86,518            85,896

Cash dividends declared per common share         $      0.16       $      0.16       $      0.48       $      0.48

                          WORTHINGTON INDUSTRIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)

                                                                 Feb. 29,         May 31,
                                                                   2004            2003
                                                                ----------      ----------
                                                               (Unaudited)       (Audited)

                                     ASSETS

Current assets
     Cash and cash equivalents                                  $    7,166      $    1,139
     Accounts receivable, net                                      237,104         169,967
     Inventories                                                   299,480         268,983
     Income taxes receivable                                             -          11,304
     Deferred income taxes                                          21,345          20,783
     Other current assets                                           30,972          34,070
                                                                ----------      ----------

        Total current assets                                       596,067         506,246

Investments in unconsolidated affiliates                            93,519          81,221
Goodwill                                                           118,275         116,781
Other assets                                                        33,473          30,777
Property, plant and equipment, net                                 715,973         743,044
                                                                ----------      ----------

        Total assets                                            $1,557,307      $1,478,069
                                                                ==========      ==========


                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
     Accounts payable                                           $  268,925      $  222,987
     Notes payable                                                   4,146           1,145
     Current maturities of long-term debt                            1,380           1,194
     Other current liabilities                                     103,118          92,845
                                                                ----------      ----------

        Total current liabilities                                  377,569         318,171

Other liabilities                                                   95,237          90,471
Long-term debt                                                     288,448         289,689
Deferred income taxes                                              142,593         143,444

Shareholders' equity                                               653,460         636,294
                                                                ----------      ----------

        Total liabilities and shareholders' equity              $1,557,307      $1,478,069
                                                                ==========      ==========

                          WORTHINGTON INDUSTRIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In Thousands)

                                                                Nine Months Ended
                                                            -------------------------
                                                            Feb. 29,        Feb. 28,
                                                              2004            2003
                                                            ---------       ---------
                                                           (Unaudited)     (Unaudited)
OPERATING ACTIVITIES
  Net earnings                                              $  47,329       $  59,568
  Adjustments to reconcile net earnings to net cash
   provided by operating activities:
      Depreciation and amortization                            50,381          53,203
      Restructuring credit                                          -          (5,622)
      Nonrecurring loss                                             -           5,400
      Other adjustments                                        (8,144)         14,353
      Changes in current assets and liabilities               (27,313)        (11,897)
                                                            ---------       ---------
      Net cash provided by operating activities                62,253         115,005

INVESTING ACTIVITIES
  Investment in property, plant and equipment, net            (23,564)        (18,973)
  Acquisitions, net of cash acquired                                -        (113,740)
  Investment in unconsolidated affiliate                         (490)              -
  Proceeds from sale of assets                                  4,976          17,171
                                                            ---------       ---------
      Net cash used by investing activities                   (19,078)       (115,542)

FINANCING ACTIVITIES
  Proceeds from short-term borrowings                           3,001          40,179
  Proceeds from long-term debt                                      -             674
  Principal payments on long-term debt                         (1,266)           (588)
  Dividends paid                                              (41,322)        (41,124)
  Other                                                         2,439           1,453
                                                            ---------       ---------
      Net cash provided (used) by financing activities        (37,148)            594
                                                            ---------       ---------

Increase in cash and cash equivalents                           6,027              57
Cash and cash equivalents at beginning of period                1,139             496
                                                            ---------       ---------

Cash and cash equivalents at end of period                  $   7,166       $     553
                                                            =========       =========

                          WORTHINGTON INDUSTRIES, INC.
                                SUPPLEMENTAL DATA
                                 (In Thousands)

This supplemental information is provided to assist in the analysis of the results of operations.


                                                Three Months Ended                 Nine Months Ended
                                          -----------------------------       -----------------------------
                                           Feb. 29,          Feb. 28,          Feb. 29,          Feb. 28,
                                             2004              2003              2004              2003
                                          -----------       -----------       -----------       -----------
                                          (Unaudited)       (Unaudited)       (Unaudited)       (Unaudited)

Volume:
     Processed Steel Products (tons)              960               941             2,776             2,921
     Metal Framing (tons)                         184               172               574               506
     Pressure Cylinders (units)                 3,573             3,464             9,414            10,341

Net sales:
     Processed Steel Products             $   325,767       $   321,880       $   934,344       $   993,481
     Metal Framing                            146,999           134,992           430,480           399,908
     Pressure Cylinders                        81,444            75,739           220,413           225,324
     Other                                      3,857             3,973            10,943            11,232
                                          -----------       -----------       -----------       -----------
        Total net sales                   $   558,067       $   536,584       $ 1,596,180       $ 1,629,945
                                          ===========       ===========       ===========       ===========

Material cost:
     Processed Steel Products             $   210,059       $   218,792       $   611,886       $   644,315
     Metal Framing                             80,343            77,873           259,522           225,441
     Pressure Cylinders                        34,314            32,821            93,428            98,599

Operating income:
     Processed Steel Products             $    17,862       $     8,994       $    39,794       $    63,311
     Metal Framing                             12,956             4,012            10,173            22,284
     Pressure Cylinders                         7,964             7,189            18,357            21,016
     Other                                     (1,295)             (965)           (1,475)           (5,520)
                                          -----------       -----------       -----------       -----------
        Total operating income            $    37,487       $    19,230       $    66,849       $   101,091
                                          ===========       ===========       ===========       ===========


The following provides detail of the restructuring credit included in the operating income by segment presented above.

                                                Three Months Ended                 Nine Months Ended
                                          -----------------------------       -----------------------------
                                           Feb. 29,          Feb. 28,          Feb. 29,          Feb. 28,
                                             2004              2003              2004              2003
                                          -----------       -----------       -----------       -----------
                                          (Unaudited)       (Unaudited)       (Unaudited)       (Unaudited)

Pre-tax restructuring (credit) expense by
  segment
     Processed Steel Products             $         -       $         -       $         -       $    (8,717)
     Metal Framing                                  -                 -                 -             1,574
     Pressure Cylinders                             -                 -                 -             1,420
     Other                                          -                 -                 -               101
                                          -----------       -----------       -----------       -----------

        Total restructuring credit        $         -       $         -       $         -       $    (5,622)
                                          ===========       ===========       ===========       ===========